                                                                  EXHIBIT 10.30


                       AMENDMENT TO CONSIGNMENT AGREEMENT


        AMENDMENT TO CONSIGNMENT AGREEMENT ("Modification Agreement") dated June 7, 1996, made by and between

CHALK & VERMILLION FINE ARTS, L.L.C., a Connecticut limited liability company, having an address at 200 Greenwich Avenue, Greenwich, Connecticut 06830 (hereinafter referred to as "CHALK"), and

MARTIN LAWRENCE LIMITED EDITIONS, INC., a Delaware corporation, having an address at 16250 Stagg Street, Van Nuys, California 91406 (hereinafter referred to as "MLLE");


                                  WITNESSETH,

THAT WHEREAS,

A. Chalk and MLLE entered into a Consignment Agreement dated April 26, 1994 (a copy of which is attached hereto as EXHIBIT "A") (the "ORIGINAL AGREEMENT");

B. MLLE has not made payments as required by the Original Agreement for consigned Works (as such term is defined in the Original Agreement) that were sold by it;

C. MLLE has requested Chalk to allow it to retain the Works on consignment, to continue to deliver additional Works to MLLE notwithstanding MLLE's failure to make timely payments for sold Works, and to defer payment of the outstanding balance currently owed by MLLE to Chalk;

D. Chalk has agreed to allow MLLE to pay its outstanding trade debt to Chalk pursuant to the terms of the Promissory Note of even date herewith (a copy of which is attached hereto as EXHIBIT "B") (the "NOTE"); and

E. Chalk has agreed to continue delivering Works to MLLE pursuant to the terms of the Original Agreement as modified by the provisions of this Modification Agreement;

NOW, THEREFORE, in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Original Agreement. Except as modified hereby, the terms of the Original Agreement shall continue in full force and effect. Capitalized terms used in this Modification Agreement shall (unless otherwise defined in this Modification Agreement) have the same meanings as they are given in the Original Agreement. The terms of this Modification Agreement shall prevail if any provision of this Modification Agreement conflicts with any of the provisions of the Original Agreement. As used herein, the term "CONSIGNMENT AGREEMENT" shall mean the Original Agreement as modified by this Modification Agreement.

2.      Past Sales.

        (a) The parties agree that MLLE owes Chalk approximately $500,000.00 for sales of Works made by MLLE through March 31, 1996. MLLE shall pay $500,000.00 with respect to such pre April 1, 1996 receivables to Chalk pursuant to the terms of the Note.

        (b) MLLE shall reimburse Chalk $15,000.00 for legal fees incurred by Chalk in connection with drafting and negotiating this Agreement and the related agreements, and $1,750.00 for fees incurred by Chalk for filing the financing statements described in this Consignment Agreement and for conducting lien searches against MLLE; MLLE shall pay such $16,750.00 to Chalk by conveying mutually acceptable art work to Chalk having a cost to MLLE equal to $16,750.00. Such art shall be chosen and conveyed to Chalk within ten (10) days after the date of this Agreement.

        (c) MLLE has sold several works of art owned by it at auction on or about May 8, 1996. MLLE has delivered irrevocable directions to Sotheby's and Christie's to pay to Chalk any net proceeds of the auction sale of such art works. Upon receipt of any such funds, Chalk shall credit such received amount as a partial prepayment of the Note, whereupon the periodic payments required to be paid thereafter by the Note shall be reduced in the manner set forth in the Note. Chalk has agreed to accept the art listed on EXHIBIT 2(c) in partial payment of the Note at an agreed upon value of $32,000; and the Note will be credited in such amount upon MLLE delivering the art to Chalk in "excellent" condition, with an appropriate bill of sale warranting title, condition and provenance.

        (d) Within two weeks after the date of this Agreement, the parties will reconcile their accounts as of the close of business on March 31, 1996, to determine the exact amount that was owed by MLLE to Chalk as of such date. If the actual amount owed exceeds $500,000.00, MLLE shall pay Chalk one half of such excess on July 15, 1996 and one half of such excess on July 25, 1996. If the actual amount owed is less than $500,000.00, MLLE shall reduce the amount payable by it to Chalk pursuant to Paragraph 3(a) by one half of such shortfall for the payment due on July 15, 1996, and by one half of such shortfall for the payment due on July 25, 1996.

3.      Future Sales.

        (a) With respect to sales of Works made by MLLE on or after April 1, 1996, MLLE shall pay Chalk the agreed upon price (as invoiced to MLLE by Chalk in connection with delivery of the Works to MLLE) ("PRICE") for such Works on the following dates:

                (i) 50% of the Price for a Work shall be due and payable by MLLE to Chalk on the 15th day of the second calendar month following the month in which the Work is sold; and

                (ii) 50% of the Price for a Work shall be due and payable by MLLE to Chalk on the 25th day of the second calendar month following the month in which the Work is sold.



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
        Accordingly, the first payment to be made by MLLE pursuant to the terms of this Paragraph 3 shall be due and payable on June 15, 1996 in an amount equal to 50% of the Price for Works sold during April, 1996.

        (b) All payments made by MLLE with respect to the sales of Works shall be credited first to any accrued and unpaid interest on past due payments under this Consignment Agreement, then toward any amounts (other than principal and interest) due pursuant to this Consignment Agreement, and then to payment of the Price for the sold Works (paying the Price for the earliest sold Works first).

        (c) If MLLE sells any Works which are thereafter returned to MLLE for credit by the purchaser within sixty days after the sale date for such Work, then MLLE may credit the Price for such returned Work against sales of Works made by MLLE during the month in which such Work is returned to MLLE by its customer.

4.      Late Payment - Consigned Works.

        (a) If MLLE fails to make any payment to Chalk when due pursuant to the provisions of Paragraph 3 hereof, then such past due amount shall bear interest from the due date for such payment until paid at an interest rate equal to the lesser of (i) the maximum rate permitted by applicable laws, or (ii) eighteen percent (18%) per annum, and such interest shall be due and payable upon demand by Chalk.

        (b) Interest shall be computed based on a 365-day year and shall be paid for the actual number of days elapsed. If any payment required hereunder becomes due and payable on a Saturday, Sunday or legal holiday or a day on which banking institutions are authorized to close in the state where payments due under this agreement shall then be payable, the maturity of such payment shall be extended to the next succeeding business day and interest shall continue to accrue and shall be payable at the rate per annum herein specified during such extension.

5.      Consigned Works.

        (a) MLLE warrants and represents to Chalk that as of the date set forth on EXHIBIT "C", MLLE is in possession of the Works described on EXHIBIT "C" hereto ("RECEIVED WORKS") and that such Received Works were delivered to it by Chalk pursuant to this Consignment Agreement. MLLE acknowledges that title to each of the Received Works and to each additional Work that Chalk has delivered, or may in the future deliver, to MLLE remains with Chalk and that such Works are and will be held by MLLE as consigned goods pursuant to the terms of this Consignment Agreement.

        (b) At any time and from to time, Chalk may, by written notice given to MLLE, require MLLE to return to Chalk any or all of the Works, in which event MLLE shall return to Chalk the Works so specified within the following periods:



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

                (i) within seven days after MLLE receives such written demand, for up to ten Works in any month that are so specified by Chalk;

                (ii) within seven days after MLLE receives such written demand, if an Event of Default shall have occurred at the time such notice is given by Chalk; and

                (iii) (except as provided in Paragraph 5(b)(i) above) within sixty days after MLLE receives such written demand, if no Event of Default shall have occurred at the time such notice is given by Chalk.

        (c) If Chalk has not demanded that the Works be returned to it pursuant to the provisions of this Agreement, MLLE may return to Chalk any or all of the Works at any time and from time to time.

        (d) MLLE shall execute UCC Financing Statements prepared by Chalk for filing in each state (and county if local laws require county level filings) in which MLLE has business locations in form adequate to identify the Works as consigned goods under applicable provisions of the Uniform Commercial Code. Chalk shall pay the filing fees for such filings that are charged by the various recording offices and the service bureau retained by Chalk to file such forms.

        (e) MLLE shall indicate on its books and records that the Works are consigned goods and are not part of MLLE's owned inventory.

6.      Collateral.

        (a) MLLE's obligations under this Consignment Agreement and the Note shall be secured by MLLE granting to Chalk a perfected first lien security interest under the Uniform Commercial Code, on (i) those items of art that are owned by MLLE and are described on EXHIBIT "D" hereof, (ii) all art works acquired by MLLE (whether by purchase or by MLLE's publication of the same) after the date of this Modification Agreement, and (iii) certain other property described in the Security Agreement (collectively, the "COLLATERAL"). Chalk agrees that MLLE may, from time to time, sell the Collateral in the ordinary course of MLLE's business, as provided in the Security Agreement.

        (b) The Collateral may be reduced from time to time under certain circumstances as provided in the Security Agreement.

        (c) MLLE warrants and represents to Chalk that MLLE owns and will own all artwork that it publishes.

        (d) Contemporaneously with the execution and delivery of this Modification Agreement, MLLE has executed and delivered to Chalk a Security Agreement in the form attached as EXHIBIT "E" ("SECURITY AGREEMENT") granting Chalk a security interest in the




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
Collateral, and financing statements adequate to perfect Chalk's security interest in the Collateral in each state in which MLLE has a business location. Upon demand by Chalk, MLLE shall pay (i) the filing fees for such financing statement filings that are charged by the various recording offices and the service bureau retained by Chalk to file such forms, subject to and in accordance with the provisions of Paragraph 2(b), and (ii) the cost of performing a lien search after the recordation of the financing statements described in this Modification Agreement against MLLE in each state and county in which MLLE has a business location to confirm that Chalk's security interest in the Collateral is a first lien, subject to and in accordance with the provisions of Paragraph 2(b).

7.      Event of Default.

        (a) Events of Default - Optional Acceleration. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

                (i) MLLE shall fail to pay any amount when required by the terms of this Consignment Agreement and such failure shall remain uncured for more than thirty (30) days past the due date therefore;

                (ii) MLLE shall fail to perform or observe in any material respect any term, covenant or other provision contained in this Consignment Agreement on its part to be performed or observed (other than the covenant requiring Maker to pay the amounts referred to in the immediately preceding clause "(i)");

                (iii) the occurrence of an "Event of Default" (as defined in the Note) under the Note;

                (iv) the occurrence of an "Event of Default" (as defined in the Security Agreement) under the Security Agreement;

                (v) if any warranty, representation or certification made in the Security Agreement or in this Consignment Agreement shall be false in any material respect when made;

                (vi) the sale, assignment, transfer or encumbrance by MLLE of the Collateral, or any part thereof, without the prior written consent of Chalk in each instance; provided that no consent shall be required for sales in the ordinary course of MLLE's business to bona fide third party purchasers on normal business price and terms, or for sales to MLLE's officers and directors as long as (1) the sale price for the artwork does not exceed $50,000.00 in any year to such officers and directors as a group, and (2) the price for such artwork is not less than 200% of MLLE's cost for artwork published by MLLE and 110% of MLLE's cost for artwork purchased by MLLE, (3) such purchase price is paid to MLLE in cash at the time of each such sale.

                (vii) If MLLE shall call a meeting of or make an assignment for the benefit of creditors, file a petition in bankruptcy, under Title 11 of the U.S. Code, as amended (the "BANKRUPTCY CODE"), or be adjudicated insolvent or bankrupt, file a petition in bankruptcy, or be adjudicated insolvent or bankrupt, or be the subject of an order for relief under the Bankruptcy Code, or petition or apply to any tribunal for the appointment of a receiver or a trustee for it or a substantial part of its assets;

                (viii) if MLLE shall file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, whether now or hereafter in effect;

                (ix) if MLLE shall have filed against it a petition, application or proceeding described above in Section 7(a)(viii) or such a petition, application or proceeding shall have been commenced against it, which remains undismissed or unstayed for a period of sixty (60) days or more;

                (x) if MLLE shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

                (xi) if MLLE shall suffer or permit any creditor to obtain a lien upon any of the Collateral through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof.

        (b) Remedies. Upon the occurrence of any Event of Default, Chalk may, in addition to any rights or remedies available to it hereunder, or under the Note or Security Agreement, or at law or in equity, take such actions as it deems advisable to protect and enforce its rights against MLLE and in and to the Collateral, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Chalk may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Chalk:

                (i) declare the entire unpaid indebtedness evidenced by the Note to be immediately due and payable;

                (ii) require that MLLE pay for all Works sold by it immediately upon demand by Chalk;

                (iii) stop shipping Works to MLLE pursuant to this Consignment Agreement and require that all Works be returned to Chalk within seven days after demand from Chalk;

                (iv) institute proceedings for the complete foreclosure of all or any of the liens created by the Security Agreement against the Collateral;


                (v) institute an action, suit or proceeding in equity for the specific performance of any covenants, conditions or agreements contained in this Consignment Agreement or in the Security Agreement;

                (vi) pursue such other remedies as Chalk may have under the Note or Security Agreement; and

                (vii) pursue such remedies as Chalk may have under applicable law.

8.      Certain Remedies.

        (a) NO CLAIM MAY BE MADE BY MLLE, ANY OF ITS SHAREHOLDERS, OFFICERS EMPLOYEES OR DIRECTORS, OR ANY OTHER PERSON AGAINST CHALK OR CHALK'S AFFILIATES, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND MLLE HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PARAGRAPH SHALL LIMIT MLLE'S RIGHTS OR REMEDIES AS AGAINST ANY PERSON OR ENTITY IN THE EVENT OF SUCH PERSON'S OR ENTITY'S FRAUDULENT CONDUCT.

        (b)     NO CLAIM MAY BE MADE BY CHALK, ANY OF ITS SHAREHOLDERS,
OFFICERS EMPLOYEES OR DIRECTORS, OR ANY OTHER PERSON AGAINST MLLE OR MLLE'S AFFILIATES, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND CHALK HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PARAGRAPH SHALL LIMIT CHALK'S RIGHTS

OR REMEDIES AS AGAINST ANY PERSON OR ENTITY IN THE EVENT OF SUCH PERSON'S OR ENTITY'S FRAUDULENT CONDUCT.

9. Exclusive Jurisdiction and Venue. MLLE hereby irrevocably and unconditionally:

        (a) consents to the jurisdiction of the courts of the State of New York sitting in Westchester County, and of the United States District Court for the Southern District of New York sitting in White Plains, New York, in any actions, suits, or proceedings arising out of or in connection with this Consignment Agreement (although this covenant shall not preclude an action brought by Chalk to enforce the Note or to enforce or foreclose the liens created under the Security Agreement in any other appropriate jurisdiction);

        (b) waives any objection which MLLE may now or hereafter have to the laying of venue of any of the aforesaid actions, suits, or proceedings arising out of or in connection with this Consignment Agreement, the Note or the Security Agreement brought in any of the aforesaid courts;

        (c) waives the right to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum;

        (d) agrees that any action, suit or other proceeding brought by MLLE against Chalk which arises under, or relates to, this Consignment Agreement, the Note or the Security Agreement shall be brought by MLLE in a court of record of the State of New York, County of Westchester, or in the United States District Court for the Southern District of New York sitting in White Plains, New York;

        (e) waives the requirements of personal service in connection with any actions, suits, or proceedings arising out of or in connection with this Consignment Agreement, the Note or the Security Agreement, and consents that all service of process may be made by certified mail, return receipt requested, addressed to MLLE and its attorney at the address of MLLE and its attorney set forth below, or at such address, for MLLE and its attorney, as MLLE shall give to Chalk by written notice sent by certified mail, return receipt requested. Service so being deemed completed three (3) days after the same has been posted as aforesaid; and

        (f) waives the right, in litigation in which it and Chalk are adverse parties, to trial by jury and the right to assert any set-off or counterclaim of any nature or description.

10.     Insurance.

        (a) MLLE shall, at its own expense, maintain insurance with respect to the Works in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to Chalk from time to time. Each policy of insurance covering property damage shall provide for all losses with respect to the Works to be paid directly to Escrow Agent. Each such policy shall in addition (i) name MLLE and Chalk as insured parties thereunder
(without any representation or warranty by or obligation upon Chalk) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder with respect to the Works shall be payable to Escrow Agent notwithstanding any action, inaction or breach of representation or warranty by MLLE, (iii) provide that there shall be no recourse against Chalk for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days' prior written notice of cancellation, modification or lapse shall be given to Chalk by the insurer. MLLE shall, if so requested by Chalk, deliver to Chalk original or duplicate policies of such insurance. Within three (3) business days after the date of this Agreement, MLLE shall deliver to Chalk a certificate of insurance evidencing the coverages and compliance with the requirements of this Paragraph.

        (b) Upon the occurrence of any casualty (including, without limitation, fire, flood, vandalism or water damage) resulting in damage or destruction to all or any of the Works, such Works shall be deemed to have been sold by MLLE in the month that the casualty occurred, and all insurance proceeds in respect of such Works shall be paid to the Escrow Agent (as hereinafter defined) by the insurance company, held by Escrow Agent pursuant to an escrow agreement providing that Escrow Agent will (i) pay Chalk an amount equal to the Price for such damaged Works, and (ii) return the balance of such insurance proceeds to MLLE. MLLE shall pay the fees and costs, if any, of the Escrow Agent. The Escrow Agent shall be Gibson, Dunn & Crutcher, in Los Angeles, California, or such other person or entity as may be agreed to by Chalk and MLLE.

11.     Warrants.

        Within thirty (30) days after the date of this Agreement, MLLE shall issue and deliver to Chalk, MLLE's originally executed warrants pursuant to which Chalk will be entitled to purchase an aggregate of 50,000 shares of MLLE's common stock at $1.00 per share at any time during the five year period commencing on the date of this Agreement. The warrants to be delivered to Chalk pursuant to this Paragraph shall have terms that are substantially identical to those contained in the five year warrants that MLLE agreed to issue to the lenders in connection with the $500,000 loan to MLLE that was placed by Thomas Green Securities, Inc. that closed on or about April 1, 1996.

12.     Miscellaneous.

        (a) This Consignment Agreement, the Note, the Security Agreement and all other documents concerning or given in connection with this Modification Agreement have been executed and delivered with the intention and agreement that the laws of the State of New York (without reference to such state's conflict of laws provisions) shall govern the same as to validity, interpretation, construction, effect and in all other respects; provided, however, that to the extent that the validity or perfection of the security interest created by such documents, or remedies available to Chalk, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York, the laws of such other jurisdiction shall govern with respect to such matters.



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
        (b) Any notice required to be given by this Consignment Agreement shall be in writing, and shall be delivered either (i) by hand, (ii) by certified United States mail, return receipt requested, or (iii) by a commercial delivery service guaranteeing overnight delivery, in any event with postage and delivery charges prepaid. Such notice shall be deemed to have been duly given on receipt if delivered by hand or by overnight carrier, or three days after the date of deposit in an official depository of the United States mails if mailed. All notices shall be mailed or delivered, as aforesaid, addressed as follows:

                To MLLE:        MARTIN LAWRENCE LIMITED EDITIONS, INC.
                                16250 Stagg Street
                                Van Nuys, California 91406
                                Attention: Allen A. Baron

                To Chalk:       CHALK & VERMILLION FINE ARTS, L.L.C.
                                200 Greenwich Avenue
                                Greenwich, Connecticut 06830
                                Attention: David Rogath

         With a copy to:        KURZMAN & EISENBERG, LLP
                                One North Broadway, 10th Floor
                                White Plains, New York 10601
                                Attention: Joel S. Lever, Esq.

        Each party may change the address or addresses to which notice is to be delivered to it by notifying the other party of the new address or addresses in the manner provided herein for the giving of notices and such change of address shall be effective three (3) business days after such notice is given.

        (c) Amendment and Waivers. This Consignment Agreement may be amended only by a written instrument executed by the party against whom enforcement of the amendment is sought. No waiver of the breach of any provision of this Consignment Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

        (d) Parties in Interest. This Consignment Agreement shall be binding upon and shall inure to the benefit of Chalk and its successors and assigns, and of MLLE and its successor and assigns. Except as expressly provided in this Consignment Agreement, no right or remedy pursuant to this Consignment Agreement shall inure to the benefit of any person or entity who is not a party to this Consignment Agreement (or such party's successors and assigns).

        (e) Entire Agreement. This Consignment Agreement, together with the Exhibits attached hereto, and the agreements to be entered into by Chalk and MLLE pursuant to this Consignment Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior oral and written agreements and understandings of the parties with respect to the matters contained in this Consignment Agreement.

        (f) Gender, Number. Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter: the singular number includes the plural, and the plural the singular; and the word "person" includes a corporation or other entity or association as well as a natural person.

        (g) Counterparts. This Consignment Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        (h) Exhibits. All Exhibits attached hereto are incorporated herein by reference. All references made in this Consignment Agreement to "Sections" refer to paragraphs and sections of this Consignment Agreement unless a different document is expressly referred to.

        (i) Headings. The descriptive headings of the several paragraphs, subparagraphs, Exhibits of this Consignment Agreement are for convenience of reference only and do not constitute a part of this Consignment Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed by their respective authorized signatories, as of the date first above written.


                        CHALK AND VERMILION FINE ARTS, L.L.C.,
                        a Connecticut limited liability company


                        By:  /s/  DAVID ROGATH
                            -------------------------------------
                            David Rogath, Member/Manager



                        MARTIN LAWRENCE LIMITED EDITIONS, INC.,
                        a Delaware corporation


                        By:  /s/  ALLEN A. BARON
                            -------------------------------------
                            Allen A. Baron, Chairman of the Board




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